EXECUTION COPY

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT

Dated as of August 30, 2006

        AMENDMENT NO. 6 TO THE CREDIT AGREEMENT (this “Amendment No. 6”) among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below), Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”), and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent (the “Administrative Agent”; together with the Collateral Agent, the “Agents”).

         PRELIMINARY STATEMENTS:

    (1)        The Borrower, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”), the Agents, JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as syndication agent, and Morgan Stanley and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, have entered into that certain Credit Agreement dated as of September 8, 2004 (as amended and modified pursuant to consents dated November 6, 2004 and December 16, 2004, Amendment No. 2 to the Credit Agreement dated March 14, 2005, Amendment No. 3 to the Credit Agreement dated May 19, 2005, Amendment No. 4 to the Credit Agreement dated October 26, 2005 and Amendment No. 5 to the Credit Agreement dated June 27, 2006, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement).

    (2)        The Borrower has requested additional Revolving Loan Commitments in a principal amount of up to $40,000,000. The Required Lenders are willing to consent to the increase in the Revolving Loan Commitments and to amend the Credit Agreement so as to permit the inclusion of additional Lenders with Revolving Loan Commitments (it being understood that no existing Lender shall be under any obligation to provide any portion of the Additional Revolving Loan Commitments referred to herein).

    (3)        The Borrower, the Agents and the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain additional respects as set forth below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

        SECTION 1. Amendment of Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, hereby amended as follows:

(a) Section 1.01 is amended by adding in the appropriate alphabetical order the following new definitions:

“‘Additional Revolving Lender’ means a Person with an Additional Revolving Loan Commitment pursuant to a Revolving Lender Joinder Agreement, it being understood that an Additional Revolving Lender may be an existing Lender.”

“‘Additional Revolving Loan Commitment’ means, with respect to an Additional Revolving Lender, the commitment of such Additional Revolving Lender to make Revolving Loans from time to time after the effective date of its Revolving Lender Joinder Agreement, in an amount in US Dollars set forth next to the name of such Additional Revolving Lender on the Commitment Schedule to its Revolving Lender Joinder Agreement. The aggregate amount of the Additional Revolving Loan Commitments shall not exceed Forty Million and 00/100 Dollars ($40,000,000).”

“‘Revolving Lender Joinder Agreement’ means an agreement in substantially the form of Exhibit I.”

(b) Section 1.01 is further amended as follows:

(i) Clause (v) of the definition of “Consolidated Funded Indebtedness” is amended and restated in its entirety to read as follows:

“(v) Contingent Obligations (A) in respect of any of the Indebtedness described in the foregoing clauses (i), (ii), (iii) and (iv), (B) resulting from any Investment made under Section 6.13.4 or (C) consisting of the amount of any obligation secured by a Lien permitted under Section 6.15.19.”

(ii) The definition of “Exempt Property” is amended by (A) substituting for the word “and” where it appears immediately before clause (iv) of such definition a comma and (B) inserting at the end of such definition the following: “and (v) at any time, property that at such time is subject to a Lien permitted under Section 6.15.19".

(iii) The definition of “Investment” is amended and restated in its entirety to read as follows:

“‘Investment’of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees made in the ordinary course of business), extension of credit (other than Receivables arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person; and, in the case of any JV Entity at any time, includes in any event (x) the amount of any Contingent Obligations incurred by the Borrower in respect of such JV Entity unless such Contingent Obligations have been released or terminated (without any payment being made in respect thereof) at such time and (y) the amount of any obligation (contingent or otherwise) of a JV Entity secured by a Lien permitted under Section 6.15.19, unless recourse to Headwaters and its Subsidiaries is limited to the ownership interests in such JV Entity.”

(iv) The definition of “JV Subsidiary” is amended and restated in its entirety to read as follows:

“‘JV Subsidiary’ means (i) Blue Flint Ethanol LLC formed on June 3, 2005 and (ii) any Person formed or invested in by the Borrower or one of its Subsidiaries after October 26, 2005 pursuant to Section 6.13.4.”

(v) The definition of “JV Subsidiary Holding Company” is amended and restated in its entirety to read as follows:

“‘JV Subsidiary Holding Company’ means each direct or indirect Subsidiary of the Borrower that holds the Equity Interests in a JV Subsidiary in accordance with Section 6.31 and that does not own any assets other than (i) Equity Interests in one or more JV Subsidiaries, (ii) cash and deposit and securities accounts held for the purpose of funding future Investments in the relevant JV Subsidiary and (iii) contracts and contract rights related to its investment in the relevant JV Subsidiary.”

(vi) The definition of “Lenders” is amended and restated in its entirety to read as follows:

“‘Lenders’means the Initial Lenders and their respective successors and assigns, each Additional Term B1 Lender and its respective successors and assigns, and each Additional Revolving Lender and its respective successors and assigns. Unless otherwise specified, the term “Lenders” includes the Swing Line Lender and each LC Issuer, but in no event shall the term “Lender” include Bank One.”

(vii) The definition of “Revolving Loan Commitment” is amended and restated in its entirety to read as follows:

“Revolving Loan Commitment” means, for each Lender, including, without limitation, each LC Issuer and each Additional Revolving Lender, such Lender’s obligation to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or Commitment Schedule to its Revolving Lender Joinder Agreement or in any Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.”

(c) Section 6.13.4 is amended by deleting the figure “$85,000,000” where it appears in subsection (a) thereof and replacing such deleted figure with the following: “$100,000,000".

(d) The following new Section 6.14.13 is added to Article VI in the appropriate numerical order:

“Contingent Obligations consisting of Investments permitted under Section 6.13.4.”

(e) The following new Section 6.14.14 is added to Article VI in the appropriate numerical order:

“Contingent Obligations permitted under Section 6.19.”

(f) The following new Section 6.15.19 is added to Article VI in the appropriate numerical order:

“Liens on assets constituting all or any part of, or created or acquired to facilitate, an Investment made pursuant to Section 6.13.4 (including the relevant joint venture interests, joint venture agreement and cash deposits to secure future equity contributions) securing obligations of the relevant JV Subsidiary.”

(g) Section 6.19 is amended and restated in its entirety to read as follows:

“Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) the Reimbursement Obligations, (ii) any guaranty of the Secured Obligations, (iii) any guaranty pursuant to any of the Subordinated Indebtedness Documents, (iv) any guaranty of any Indebtedness permitted by Section 6.14 or (v) any Contingent Obligation incurred in connection with Investments permitted under Section 6.13.4.”

(h) Section 6.23 is amended by deleting in its entirety the table set forth therein and replacing such deleted table with the following:

                        For fiscal year:                                        Capital Expenditures
                        2005                                                    $62,000,000
                        2006                                                    $80,000,000
                        2007 and each year thereafter                           $100,000,000
(i) Section 6.26(a) is amended by amending and restating in its entirety the first sentence thereof to read as follows:

“(a) Subject to the exceptions set forth in this Section 6.26, the Borrower will cause, and will cause each other Credit Party to cause, all of its owned Property whether now or hereafter acquired (other than Exempt Property) to be subject at all times to first priority perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.15 hereof.”

(j) Section 6.33 is amended by amending and restating in its entirety the introductory paragraph thereof to read as follows:

“JV Entities Separateness. The Borrower shall use its commercially reasonable efforts to enter into joint ventures only on terms that comply, and that permit the Borrower to cause each of its Subsidiaries and each JV Entity to comply, with the following (provided, that if such terms are not available from the relevant joint venture parties after the Borrower’s use of commercially reasonable efforts, then (x) the Borrower shall nevertheless, in any event, comply with Section 6.31 and (y) all obligations of any JV Entity for which the Borrower or one of its Subsidiaries becomes liable shall constitute Investments for the purposes of Section 6.13.4 and shall be treated as Consolidated Funded Indebtedness as provided in the definition thereof):"

(k) Article XII is amended by adding in the appropriate numerical order the following new Section 12.6:

“12.6 Additional Revolving Loan Commitments.

12.6.1. Joinder of Additional Revolving Lenders. The Borrower and each Additional Revolving Lender hereby agrees that from and after the effective date of such Additional Revolving Lender’s Revolving Lender Joinder Agreement, such Additional Revolving Lender shall be a “Lender” for all purposes under the Credit Agreement.

12.6.2. Outstanding Revolving Loans. To the extent any Revolving Loans are outstanding immediately prior to the effective date of any Revolving Lender Joinder Agreement, each of the Lenders under such Revolving Loans and each Additional Revolving Lender hereby agrees to execute any assignment pursuant to Section 12.3 of the Credit Agreement which is required to maintain the Pro Rata Share of the Revolving Loan Commitment of each Lender under each such Revolving Loan in the same proportion immediately before and after such effective date.”

(l) The form of Revolving Lender Joinder Agreement attached as Exhibit A hereto is attached to the Credit Agreement as Exhibit I thereto.

        SECTION 2. Conditions to Effectiveness. This Amendment No. 6 and the amendments contained herein shall become effective as of the date hereof (the “Amendment No. 6 Effective Date”) when each of the conditions set forth in this Section 2 to this Amendment No. 6 shall have been fulfilled to the satisfaction of the Administrative Agent.

(a)	Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 6, duly executed and delivered on behalf of the Borrower and the Required Lenders, or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that such party has executed a counterpart of this Amendment No. 6.

(b)	Guarantor Consent. The Administrative Agent shall have received the Consent attached as Exhibit B hereto duly executed by each of the Guarantors.

(c)	Payment of Fees and Expenses. The Borrower shall have paid (i) an amendment fee of 5 basis points for the account of each Lender that executes and delivers this Amendment No. 6 at or before 5:00 P.M. (New York City time) on August 30, 2006 (calculated on the outstanding principal amounts owed to such Lender under its respective outstanding Loans and Commitments), subject to successful achievement of the Amendment No. 6 Effective Date, and (ii) all reasonable expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment No. 6 and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced.

(d)	Corporate Documents. The Administrative Agent shall have received:

(i)

certified copies of the resolutions of the Board of Directors of the Borrower and each Guarantor approving this Amendment No. 6 and the Additional Revolving Commitments, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Amendment No. 6 and the Additional Revolving Commitments;

(ii)

a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of the Borrower, dated reasonably near the proposed Amendment No. 6 Effective Date, certifying (A) as to a true and correct copy of the charter of the Borrower and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the Borrower’s charter on file in such Secretary’s office, (2) the Borrower has paid all franchise taxes to the date of such certificate and (3) the Borrower is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation;

(iii)

a certificate of the Borrower signed on behalf of the Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date hereof (the statements made in which certificate shall be true on and as of the date hereof), certifying (A) that there have been no amendments to the charter of the Borrower since the date of the Secretary of State’s certificate referred to in Section 2(d)(ii) above, (B) a true and correct copy of the bylaws of the Borrower as in effect on the date on which the resolutions referred to in Section 2(d)(i) above were adopted and on the date hereof, (C) the due incorporation and good standing or valid existence of the Borrower as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower, (D) the truth and correctness, in all material respects, of the representations and warranties contained in the Credit Agreement on and as of the date hereof, before and after giving effect to this Amendment No. 6, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date, and (E) that no Default or Unmatured Default has occurred and is continuing, or would occur as a result of the transactions contemplated by this Amendment No. 6; and

(iv)

a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower and each Guarantor authorized to sign this Amendment No. 6 or the Consent, as applicable.

(e)	Legal Opinion. The Administrative Agent shall have received a favorable opinion of the General Counsel of the Borrower, in substantially the form of Exhibit C hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

        SECTION 3. Reference to and Effect on the Loan Documents. (a) On and after the Amendment No. 6 Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment No. 6.

(b)	The Credit Agreement, the Pledge and Security Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 6, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case as amended by this Amendment No. 6.

(c)	The execution, delivery and effectiveness of this Amendment No. 6 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        SECTION 4. Execution in Counterparts. This Amendment No. 6 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 6 by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment No. 6.

        SECTION 5. Governing Law. This Amendment No. 6 shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

        SECTION 6. Release of Collateral. The Required Lenders hereby consent to the release of assets currently constituting part of the Collateral that are to be subject to a lien permitted under Section 6.15.19 of the Credit Agreement, as amended by this Amendment No. 6, and hereby authorize the Administrative Agent and the Collateral Agent to execute and deliver in accordance with the Loan Documents any documentation to evidence such release.

        SECTION 7. Entire Agreement; Modification. This Amendment No. 6 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     HEADWATERS INCORPORATED,
                                                            as Borrower

                                                     By:    /s/ Scott K. Sorensen
                                                            Title: Chief Financial Officer

                                                     MORGAN STANLEY SENIOR FUNDING, INC.,
                                                       as Administrative Agent, Swing Line Lender
                                                       and as a Lender

                                                     By:    /s/ Whitner H. Marshall
                                                            Title: Vice President

                                                     MORGAN STANLEY & CO. INCORPORATED,
                                                       as Collateral Agent

                                                     By:    /s/ Whitner H. Marshall
                                                            Title: Managing Director

                                                     [and other lenders]

EXHIBIT B

CONSENT

Dated as of August 30, 2006

        Reference is made to the Credit Agreement referred to in the foregoing Amendment No. 6 (capitalized terms used herein and not defined being used herein as defined in the Credit Agreement). Each of the undersigned, in its capacity as a Guarantor under the Guaranty Agreement and as a Grantor under the Pledge and Security Agreement, hereby (i) consents to the execution, delivery and performance of Amendment No. 6 and agrees that each of the Guaranty Agreement and the Pledge and Security Agreement is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 6 Effective Date, except that, on and after the Amendment No. 6 Effective Date, each reference to “the Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by Amendment No. 6 and (ii) confirms that the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations.

ATLANTIC SHUTTER SYSTEMS, INC.;             HEADWATERS RESOURCES, INC.;
BEST MASONRY & TOOL SUPPLY, LP              HEADWATERS SYNFUEL INVESTMENTS, LLC;
BUILDERS EDGE, INC.;                        HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.;
CHIHUAHUA STONE LLC;                        HYDROCARBON TECHNOLOGIES, INC.;
COMACO, INC.;                               HEADWATERS SERVICES CORPORATION;
COVOL COAL COMPANY, LLC;                    L&S STONE LLC;
COVOL ENGINEERED FUELS, LC;                 L-B STONE LLC;
COVOL SERVICES CORPORATION;                 METAMORA PRODUCTS CORPORATION;
DON'S BUILDING SUPPLY, LP                   METAMORA PRODUCTS CORPORATION OF ELKLAND;
EAGLE STONE & BRICK LLC;                    MTP, INC.;
ELDORADO G-ACQUISITION CO.;                 NORTHWEST STONE & BRICK LLC;
ELDORADO SC-ACQUISITION CO.;                PALESTINE CONCRETE TILE COMPANY, L.P.;
ELDORADO STONE ACQUISITION CO., LC;         STONECRAFT INDUSTRIES LLC;
ELDORADO STONE FUNDING CO., LLC;            SYNDECRETE LLC;
ELDORADO STONE LLC;                         TAPCO HOLDINGS, INC.,
ELDORADO STONE OPERATIONS LLC;              TAPCO INTERNATIONAL CORPORATION;
ENVIRONMENTAL TECHNOLOGIES GROUP, LLC;      TEMPE STONE LLC
GLOBAL CLIMATE RESERVE CORPORATION;         VANTAGE BUILDING PRODUCTS CORPORATION;
HCM BLOCK & BRICK GENERAL, INC.;            VFL TECHNOLOGY CORPORATION;
HCM BLOCK & BRICK PARTNER, LLC;             WAMCO CORPORATION
HCM BLOCK & BRICK, LLC;
HCM FLEXCRETE, LP;
HCM MORTAR & STUCCO PARTNER, LLC;           each as a Guarantor
HCM MORTAR & STUCCO, INC.;
HCM MORTAR & STUCCO HOLDING, LLC;
HCM STONE, LLC;                             By: /s/ Scott K. Sorensen
HCM UTAH, INC.;                                Name: Scott K. Sorensen
HEADWATERS CONSTRUCTION MATERIALS, INC.;       Title: Chief Financial Officer
HEADWATERS ENERGY SERVICES CORP.;
HEADWATERS ETHANOL OPERATORS, LLC;
HEADWATERS HEAVY OIL, LLC;
HEADWATERS NANOKINETIX, INC.;